EXHIBIT 99.1

For more information:
Joe McCreery - Vice President of Finance and Head of Investor Relations
903-988-6425
ir@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
COMPLETES ACQUISITION OF CONTROLLING INTERESTS
IN CARDINAL GAS STORAGE PARTNERS LLC

KILGORE, TX - September 2, 2014 (GLOBE NEWSWIRE) - Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today that Redbird Gas Storage LLC, an indirect wholly-owned subsidiary of the Partnership has closed its previously announced purchase of the Category A membership interests in Cardinal Gas Storage Partners LLC.

About Martin Midstream Partners L.P. (NASDAQ: MMLP)
Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas liquids distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.